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                                                                EXHIBIT 23.2




                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Insmed Incorporated Employee Stock Purchase Plan of our report dated January 13, 2000, with respect to the consolidated financial statements of Insmed Pharamaceuticals, Inc. for the year ended December 31, 1999, which report appears in the Registration Statement on Form S-4 (No. 333-30098) and Prospectus of Insmed Incorporated, filed with the Securities and Exchange Commission.





                                                /s/Ernst & Young LLP



Richmond, Virginia
June 7, 2000